Exhibit 99.1
Customers Bancorp, Inc.
701 Reading Avenue
West Reading, PA 19611

Contact:
Jordan Baucum, Media Relations
jbaucum@customersbank.com
951-608-8314

Customers Bank bolsters executive team with new C-suite appointments, sets stage for continued deposit growth, momentum

(WEST READING, Pa., September 9, 2024) Customers Bank, the $21 billion asset subsidiary of Customers Bancorp (NYSE:CUBI), is laying the groundwork for continued deposit growth in commercial and specialty banking divisions, enhancing its C-suite to incorporate significant, top-level expertise and capabilities. A new role of Chief Banking Officer will be filled by Lyle Cunningham, a long-standing member of the company who most recently served as Executive Vice President, Chief Lending Officer & Head of Corporate and Specialized Banking. Additionally, the Bank has named Nick Robinson as Chief Risk Officer, who hails from a top 10 bank in the U.S. Robinson will collaborate closely with Joan Cheney, who is transitioning to the Deputy Chief Risk Officer role.

“Customers Bank has grown into one of the nation’s top-performing banks, and as we position ourselves for the next stage of our journey, we must remain cognizant of the rapidly evolving environment around us and all its associated risks and opportunities,” said Sam Sidhu, President and CEO. “We are fortunate to count some of the most talented professionals in the financial services industry among our ranks, and their dedication to delivering exceptional customer service and forward-thinking technological solutions, all with an eye toward prudent risk management, will be key to our continued success.”

Customers Bank has instituted a new role of Chief Banking Officer, promoting Lyle Cunningham to fill it. With the company for more than 10 years, Cunningham most recently served as Chief Lending Officer and Head of Corporate and Specialized Banking, overseeing corporate lending and deposits including Lender Finance, Fund Finance, Financial Institutions, Technology and Venture, and Healthcare groups. As Chief Banking Officer, he will gain comprehensive responsibility for the Bank’s lending and deposits functions. A member of the Executive Committee, Cunningham works with Bank leaders to drive long- and short-term strategies that promote market and deposit growth. With nearly 40 years of experience in banking and finance, he is well-equipped to provide strategic consultation on the Bank’s next stage of growth.

The company is also growing its risk management team, reinforcing its risk management efforts through a collaborative Chief Risk Officer and Deputy Chief Risk Officer partnership. Robinson brings a wealth of experience to the position of Chief Risk Officer, having led risk management, compliance and operations initiatives for some of the world’s most admired companies in a career spanning over 25 years. Most recently, he served as Chief Risk Officer for Capital One’s commercial division and spearheaded the design and execution of its compliance risk policies and procedures. At Customers Bank, he will be responsible for identifying and mitigating current and future risks, monitoring and testing risk controls, and continuing to promote risk management as a key pillar of the Bank’s workplace culture. Robinson assumed his role with Customers Bank on September 3.

Robinson’s addition was a joint effort between the Executive Committee and Joan Cheney, who will continue with Customers Bank as Deputy Chief Risk Officer. His inclusion augments the Bank’s strong bench of risk management experts. Robinson and Cheney will partner to position Customers Bank to meet the future with confidence no matter the regulatory or risk environment.

Institutional Background
Customers Bancorp, Inc. (NYSE:CUBI) is one of the nation’s top-performing banking companies with nearly $21 billion in assets making it one of the 80 largest bank holding companies in the U.S. Customers Bank’s commercial and consumer clients benefit from a full suite of technology-enabled tailored product experiences delivered by best-in-class customer service distinguished by a Single Point of Contact approach. In addition to traditional lines such as C&I lending, commercial real estate lending and multifamily lending, Customers Bank also provides a number of national corporate banking services to specialized lending clients. Major accolades include:

•No. 1 on American Banker 2024 list of top-performing banks with $10B to $50B in assets
•No. 29 out of the 100 largest publicly traded banks in 2024 Forbes Best Banks list
•No. 52 on Investor’s Business Daily 100 Best Stocks for 2023

A member of the Federal Reserve System with deposits insured by the Federal Deposit Insurance Corporation, Customers Bank is an equal opportunity lender. Learn more: www.customersbank.com.